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                                                                    Exhibit 16

                          [Rothstein Kass letterhead]



                                                        June 22, 2007


Securities and Exchange Commission
100F Street, NE
Washington, D.C. 20549

Re: FutureFuel Corp. (Commission File No. 00052577)

We have read the statements made by FutureFuel Corp. in Item 14 to its Form 10 dated April 24, 2007 and in Amendment No. 1 thereto. We agree with the statements concerning our Firm in such Form 10 and Amendment No. 1.


                                       Very truly,

                                       /s/ Rothstein, Kass & Company, P.C.

                                       Rothstein, Kass & Company, P.C.